Lynch Interactive Corporation                                       Attachment B
Statements of Operations  and Selected Balance Sheet Data
Unaudited
(In Thousands, Except Per Share Data)

STATEMENTS OF OPERATIONS
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                                                      Three Months Ended                   Nine Months Ended
                                                         September 30,        Percent         September 30,         Percent
                                                      ------------------      Increase     --------------------     Increase
                                                       2004         2003     (Decrease)       2004         2003    (Decrease)
                                                      ---------------------------------    ----------------------------------

Revenues .........................................   $  23,110     $  22,082   4.7%        $  66,142    $  64,293      2.9%

Cost and Expenses:
Cost of revenues .................................       7,409         7,501                  22,073       21,807
General and administrative costs at operations ...       3,648         3,413                  10,507       10,155
Corporate office expense .........................       1,743           795                   4,989        2,663
Depreciation and amortization ....................       5,223         4,994                  15,371       14,822
                                                     -----------------------                ---------------------
Operating profit, in accordance with generally
accepted accounting principles....................       5,087         5,379  (5.4%)          13,202       14,846    (11.1%)

Other Income(Expense)
Investment income ................................          88            83                     898          739
Interest expense .................................      (2,847)       (2,995)                 (8,517)      (9,020)
Equity in earnings of affliated companies ........       1,051           530                   2,649        1,593
                                                     -----------------------                 --------------------
                                                      (1,708)       (2,382)                   (4,970)      (6,688)
                                                     -----------------------                 --------------------
Income (Loss) Before Income Taxes Minority
Interests ........................................       3,379         2,997                   8,232        8,158
(Provision) Benefit For Income Taxes .............      (1,203)       (1,158)                 (3,125)      (3,109)
Minority Interests ...............................        (634)         (407)                 (1,578)      (1,048)
                                                     -----------------------               ----------------------
  Net Income (Loss) ..............................   $   1,542     $   1,432               $   3,529    $   4,001
                                                     =======================               ======================

Weighted Average Shares Used In Earnings
Per Share Computations ...........................       2,768         2,782                   2,773        2,787

Basic and Diluted Earnings Per Share .............   $    0.56     $    0.51               $    1.27    $    1.44

Earnings Before Interest,Taxes, Depreciation, and
  Amortization - see Attachment A
Operating Subsidiaries ...........................      12,053        11,168   7.9%           33,562        32,331      3.8%
Corporate Office Expense .........................      (1,743)         (795)                 (4,989)      (2,663)
  Total EBITDA ...................................      10,310        10,373  -0.6%           28,573       29,668      -3.7%
Depreciation and amortization ....................      (5,223)       (4,994)                (15,371)     (14,822)
  Operating profit, in accordance with generally
  accepted accounting principles..................   $   5,087     $   5,379               $  13,202    $  14,846
                                                     =========     =========               =========    =========
Capital Expenditures .............................   $   4,059     $   4,774               $  10,366    $  14,701

SELECTED BALANCE SHEET DATA

                                                                                           September 30,   Dec. 31,   September 30,
                                                                                             2004            2003         2003
                                                                                           ----------------------------------------
Cash and Cash Equivalents .........................                                         $  27,592    $  26,556     $  27,409
Long-Term Debt ....................................                                           171,427      175,783       177,619
Miinority Interests ...............................                                            11,418        9,763         9,653
Shareholders' Equity ..............................                                            33,735       29,887        26,453

Shares Outstanding at Date ........................                                             2,764        2,780         2,782

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